Exhibit 99.1

The ONE Group Announces Second Quarter 2014 Results

New York, NY – August 13, 2014 – The ONE Group Hospitality, Inc. (“The ONE Group”) (OTCQB: STKS), today announced financial results for the second quarter ended June 30, 2014.

Highlights for the second quarter ended June 30, 2014 were as follows:

•	Total revenue increased 11.7% to $12.3 million;

•	Total food and beverage sales at owned and managed units* increased 11.1% to $34.1 million;

•	Comparable sales for owned and managed STK units* increased 4.5% during the quarter;

•	Management and incentive fee revenues increased 15.6% to $2.1 million during the quarter;

•	GAAP net income for the quarter was $3.0 million. Adjusted net income for the quarter was $707,000, or $0.03 per share, compared to adjusted net income of $794,000, or $0.07 per share, for the same period last year**; and

•	Adjusted EBITDA was $1.7 million compared to $1.5 million for the same period last year***.

*Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted net income, a non-GAAP measure, represents net income before loss from discontinued operations, non-recurring gains, non-cash impairment losses, and non-recurring acceleration of depreciation. For a reconciliation of adjusted net income to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

*** Adjusted EBITDA, a non-GAAP measure, represents net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses and losses from discontinued operations. For a reconciliation of adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Jonathan Segal, CEO of The ONE Group said, “We are delighted with The ONE Group’s strong operating performance during the second quarter which included a double digit increase in total revenues and a 4.5% increase in comparable STK same store sales, which represents our third quarter in a row of same store sales growth over 4%.  We also continued to make excellent progress delivering on our stated objectives, including the opening of an STK in Washington D.C. and we remain on track to reopen our STK restaurant in Miami during the fourth quarter of this year.”

Segal continued, “Our 2015 development plans continue to gain strength and include a number of exciting announcements. We have a number of projects underway including the opening of three new STK’s, an increase of over 37% from our projected base of eight owned and managed STK’s at the end of 2014. Of these three STK’s, two will be new company-owned restaurants and will represent 25% unit growth for the company-owned segment. We have also entered into two new hospitality agreements for hotel projects that are projected to open in 2015, one of which will include our first STK Rebel in Miami while the second project will include our second international STK in Milan, Italy.”

Segal concluded, “During the first half of 2014 we have successfully met our initial growth targets for 2015, announced our first STK Rebel and are currently working on additional opportunities for 2015 and beyond. By year-end 2015 we will have eleven STK restaurants in three countries open and will have launched our first STK Rebel. We believe we are advantageously positioned within the high-end restaurant and hospitality segment and are well on our way to building a strong pipeline of sustainable growth for our company and in turn for our shareholders.”

Second Quarter 2014 Financial Results

Total owned unit net revenues were $10.1 million in the second quarter of 2014, a 10.9% increase compared to $9.1 million in the second quarter of 2013. The increase was primarily due to the opening of the STK in Washington, DC as well as an increase in same store sales. This was partially offset by the temporary closure and renovation of the Perry Hotel in Miami. Comparable sales from owned and managed STK units increased 4.5% for the quarter.

Management and incentive fee revenues were $2.1 million in the second quarter of 2014, a 15.6% increase compared to $1.9 million in the prior year’s quarter. The increase was driven primarily by an increase in the incentive fee percentage that the Company receives from the STK in Las Vegas as well as an increase in management fees earned from sales for the food and beverage hospitality operations at the ME Hotel in London.

Total food and beverage sales at owned and managed units increased 11.1% to $34.1 million compared to $30.7 million in the second quarter of 2013.

In the second quarter of 2014, the Company reported a net income attributable to The ONE Group of $3.0 million compared to a net loss of $421,000 in the second quarter of 2013. Included in net income for the second quarter of 2014 is non-cash derivative income of $2.8 million. Adjusted EBITDA for the second quarter of 2014 was $1.7 million compared to adjusted EBITDA of $1.5 million in the second quarter of 2013.

Adjusted net income for the quarter was $707,000 or $0.03 per share, compared to adjusted net income of $794,000, or $0.07 per share, in 2013.

Development Update

During the quarter, the Company signed a lease agreement for a company-owned STK restaurant in Chicago which is scheduled to open in 2015, as well as two new hospitality services agreements for properties to be located in Milan and Miami, including the operation of an STK Rebel in Miami, both of which will also open in 2015.

Conference Call

The Company will host a conference call to discuss second quarter 2014 financial results tomorrow, August 14th at 9:00 AM Eastern Time. Hosting the call will be Jonathan Segal, Chief Executive Officer, and Sam Goldfinger, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-6167 or for international callers by dialing (201) 493-6781. A replay will be available after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 13588912. The replay will be available until September 14, 2014.

About The ONE Group

The ONE Group develops and operates upscale, high-energy restaurants and lounges and provides “ONExperience”, a turn-key food and beverage service for hospitality venues including boutique hotels, casinos and other high-end locations in the United States and United Kingdom. The ONE Group’s primary restaurant brand is STK®, which is a unique steakhouse concept with locations in major metropolitan cities throughout the U.S. and in London. STK artfully blends two concepts, the modern steakhouse and a chic lounge, into one offering a high-energy, fine dining experience with the superior quality of a traditional steakhouse. The ONE Group’s food and beverage hospitality services business provides the development, management and operations for premier restaurants and turn-key food and beverage services at high-end boutique hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in filings with the SEC by The ONE Group, including our Annual Report on Form 10-K filed on April 1, 2014.

Investors are referred to the most recent reports filed with the SEC by The ONE Group. Investors are cautioned not to place undue reliance upon any forward looking statements, which speak only as of the date made, and The ONE Group undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Results of Operations (in thousands, except share and per share data)

The following table sets forth certain statements of income data for the periods indicated:

	For the Quarter Ended June 30,
	2014	2013
	(unaudited)	(unaudited)

Revenues:
Owned unit net revenues	$10,124.2	$9,128.3
Management and incentive fee revenue	2,143.1	1,853.3
Total revenue	12,267.3	10,981.6

Cost and expenses:
Owned operating expenses:
Food and beverage costs	2,525.5	2,387.6
Unit operating expenses	5,960.2	5,611.0
General and administrative	2,194.6	1,008.9
Depreciation and amortization	348.8	379.9
Management and royalty fees	74.5	20.1
Pre-opening expenses	586.8	332.6
Equity in income of investee companies	(205.9)	(167.2)
Derivative income	(2,832.7)	-
Interest expense, net of interest income	39.6	224.6
Other loss (income)	(30.9)	236.4

Total cost and expenses	8,660.5	10,033.9

Income from continuing operations before provision for income taxes	3,606.8	947.7

Provision for income taxes	115.4	15.9

Income from continuing operations	3,491.4	931.8

Loss from discontinued operations, net of taxes	(346.3)	(1,466.1)

Net income (loss)	3,145.1	(534.3)
Less: net income (loss) attributable to noncontrolling interest	131.9	(113.3)

Net income (loss) attributable to THE ONE GROUP	3,013.2	(421.0)

Other comprehensive income (loss)
Currency translation adjustment	23.7	(4.2)

Comprehensive income (loss)	$3,036.9	$(425.2)

Consolidated Balance Sheet (in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$7,119.4	$11,681.1
Accounts receivable, net	3,373.5	2,923.8
Inventory	965.9	978.4
Other current assets	693.8	832.9
Due from related parties	268.3	245.3
Total current assets	12,420.9	16,661.5

Property & equipment, net	15,455.7	13,445.4
Investments	2,500.8	2,539.3
Deferred tax assets	92.4	232.7
Other assets	2,238.3	1,333.4
Security deposits	875.2	984.6
Total assets	$33,583.3	$35,196.9

Liabilities and Stockholders’ Equity
Current liabilities:
Cash overdraft	$566.8	$256.8
Notes payable, current portion	5.0	15.0
Line of credit	4,993.9	4,316.9
Accounts payable	2,100.2	2,706.0
Accrued expenses	1,627.5	3,137.2
Due to related parties	228.7	28.0
Deferred revenue	79.5	27.5
Total current liabilities	9,601.6	10,487.4

Other long-term liabilities	39.8	39.8
Derivative liability	7,308.0	10,095.0
Deferred rent payable	6,535.6	6,348.1
Total liabilities	23,485.0	26,970.3

Stockholders’ equity	10,422.0	7,919.0
Noncontrolling interest	(323.7)	307.6
Total stockholders’ equity including noncontrolling interest	10,098.3	8,226.6

Total Liabilities and Stockholders’ Equity	$33,583.3	$35,196.9

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, adjusted net income and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the Quarter Ended June 30,
	2014	2013
	(unaudited)	(unaudited)

Owned Unit Net Revenues (a)	$10,124.2	$9,128.3
Management and Incentive Fee Revenue	2,143.1	1,853.3
GAAP Revenues	12,267.3	10,981.6

Food and Beverage Sales from Managed Units (a)	23,949.4	20,970.7

Food and Beverage Sales from Discontinued Operations (a)	-	581.09

Total Food and Beverage sales at Owned and Managed Units	34,073.65	30,680.02

(a) Components of Total Food & Beverage Sales at Owned and Managed Units

Adjusted EBITDA. We define adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses and losses from discontinued operations. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is a more appropriate measure of operating performance, as it provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company.

The following table presents a reconciliation of net income to EBITDA and adjusted EBITDA for the periods indicated (in thousands):

	For the Quarter Ended June 30,
	2014	2013
	(unaudited)	(unaudited)

ADJUSTED EBITDA:
Net income (loss) attributable to TOG	$3,013.2	$(421.1)
Net income (loss) attributable to noncontrolling interest	131.9	(113.3)
Net income (loss)	3,145.1	(534.4)
Interest	39.6	224.6
Income Taxes	115.4	15.9
Depreciation	348.8	379.9
Deferred Rent	78.3	(188.1)
Preopening Expenses	586.8	332.6
Loss from discontinued operations	346.3	1,466.1
Derivative income	(2,832.7)	-
Stock based compensation	95.2	-

ADJUSTED EBITDA	1,922.8	1,696.6

Non-controlling EBITDA	270.3	232.4

TOG EBITDA	$1,652.5	$1,464.2

Adjusted Net Income. We define adjusted net income as net income before loss from discontinued operations, non-recurring gains, non-cash impairment losses, and non-recurring acceleration of depreciation. Adjusted net income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted net income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

We believe that adjusted net income provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business.

The following table presents a reconciliation of net income to adjusted net income for the periods indicated (in thousands, except share and per share data):

	For the Quarter Ended June 30,
	2014	2013
	(unaudited)	(unaudited)

ADJUSTED NET INCOME:

Net income (loss) income attributable to TOG	$3,013.2	$(421.1)
Net income (loss) attributable to noncontrolling interest	131.9	(113.3)
Net income (loss)	3,145.1	(534.4)
Loss from discontinued operations	346.3	1,466.1
Derivative income	(2,832.7)	-
Stock based compensation	95.2	-

Adjusted net income	753.9	931.8

Non-controlling net income	47.1	137.5

TOG adjusted net income	$706.8	$794.2

Adjusted net income per share - Basic	$0.03	$0.07
Adjusted net income per share - Fully Diluted	$0.03	$0.07
Shares outstanding - Basic	24,940,195	11,631,400
Shares outstanding - Fully Diluted	24,972,150	11,631,400

Investor Contact:

Don Duffy, ICR or

Fitzhugh Taylor, ICR

(203) 682-8200